Exhibit 99.1

SmartHeat Inc. Announces First Quarter 2012 Financial Results

NEW YORK, May 15, 2012 /PRNewswire-Asia/ -- SmartHeat Inc. (NASDAQ: HEAT; website: www.smartheatinc.com), a market leader in China's clean technology, energy savings industry, today announced financial results for the quarter ended March 31, 2012.

Financial Summary

Net sales in the three months ended March 31, 2012, were $6.75 million, while net sales in the three months ended March 31, 2011, were $7.89 million, an overall decrease of $1.15 million or 15%. The decrease in sales was due primarily to the decrease in sales volume in the three months ended March 31, 2012, compared to the same period of 2011. Sales volume of PHEs, PHE Units, heat meters and heat pumps decreased 17%, 21%, 72% and 19%, respectively, in the first quarter of 2012 compared to 2011.

Gross profit was $1.67 million in the three months ended March 31, 2012, compared to $2.56 million in the same period of 2011, or gross profit margins of 25% and 32%, respectively. The decreased gross profit was due primarily to our decreased sales, production volume and average selling price.

Operating expenses totaled $9.55 million in the three months ended March 31, 2012, compared to $7.08 million in the same period of 2011, an increase of $2.47 million or 35%. Operating expenses as a percentage of sales were 142% in the three months ended March 31, 2012, compared to 90% in the three months ended March 31, 2011. The increase in operating expenses mainly resulted from: bad debt allowance for other receivables of $0.39 million for the three months ended March 31, 2012, compared with $0 for the same period of 2011; provision for inventory allowance of $0.13 million for the three months ended March 31, 2012, compared with $0 for the same period of 2011; and an after-sales service expense of $1.63 million for the three months ended March 31, 2012, compared with $0.66 million for the same period of 2011 for equipment installation and modifications of products under warranty as part of our continued process of improving product quality and introducing newly-developed technology to maintain existing customers and attract new contracts.

Our net loss for the three months ended March 31, 2012, was $6.9 million compared to net loss of $3.9 million for the same period of 2011, an increase of $2.98 million or 75%. Net loss as a percentage of sales was 103% in the three months ended March 31, 2012, and net loss as a percentage of sales was 50% in the comparable period of 2011. This increase in net loss was attributable to decreased net sales and increased bad debt allowance and inventory provision reserve in the first quarter of 2012.

About SmartHeat Inc.

Founded by James Jun Wang, a former executive at Honeywell China, SmartHeat Inc. (www.smartheatinc.com) is a NASDAQ Global Select Market listed (NASDAQ: HEAT) U.S. company with its primary operations in China. SmartHeat is a market leader in China's clean technology energy savings industry. SmartHeat manufactures heat exchangers, custom plate heat exchanger units (PHE Units), heat meters and heat pumps. SmartHeat's products directly address air pollution problems in China where massive coal burning for cooking and heating is the only source of economical heat energy in China. With broad product applications, SmartHeat's products significantly reduce heating costs, increase energy use and reduce air pollution. SmartHeat's customers include global Fortune 500 companies, municipalities and industrial/residential users. China's heat transfer market is currently estimated at approximately $2.4 billion with double-digit annual growth according to the China Heating Association.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ from the company's expectations. SmartHeat's actual results may differ from its projections. Further, preliminary results are subject to normal year-end adjustments. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect SmartHeat's current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in SmartHeat's filings with the Securities and Exchange Commission.

Contact Corporate Communications:

Ms. Jane Ai, Corporate Secretary
SmartHeat Inc.
Tel: 011-86-24-25363366
Email: info@SmartHeatinc.com

SMARTHEAT INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2012	December 31, 2011
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash & equivalents	$15,853,549	$12,419,922
Restricted cash	4,595,887	2,688,691
Accounts receivable, net	40,103,024	47,055,517
Retentions receivable	3,213,372	3,583,898
Advances to suppliers	14,013,756	17,603,984
Other receivables (net), prepayments and deposits	6,184,693	6,663,330
Taxes receivable	585,654	-
Inventories, net	54,391,322	53,648,549
Notes receivable - bank acceptances	1,083,269	1,916,320

Total current assets	140,024,526	145,580,211

NONCURRENT ASSETS
Restricted cash	243,464	204,991
Retentions receivable	501,419	670,291
Advance to supplier for equipment	2,087,183	1,122,914
Construction in progress	1,338,051	522,876
Property and equipment, net	11,091,109	11,348,601
Intangible assets, net	15,287,187	15,419,805
Goodwill	2,161,368	2,098,332
Other noncurrent asset	5,027	10,044

Total noncurrent assets	32,714,808	31,397,854

TOTAL ASSETS	$172,739,334	$176,978,065

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$9,631,362	$12,660,100
Advance from customers	4,964,406	4,585,218
Taxes payable	23,644	1,178,712
Accrued liabilities and other payables	3,993,972	4,136,298
Notes payable - bank acceptances	1,971,908	3,278,232
Loans payable	18,588,247	10,633,402

Total current liabilities	39,173,539	36,471,962

DEFERRED TAX LIABILITY	164,904	189,516

LONG-TERM PAYABLE	2,065,361	2,281,023

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 75,000,000 shares authorized, 3,955,774 shares issued and outstanding at March 31, 2012, and December 31, 2011, respectively	3,956	3,956
Paid-in capital	103,004,904	102,985,737
Statutory reserve	5,396,014	5,396,014
Accumulated other comprehensive income	11,389,924	11,119,887
Retained earnings	10,513,268	17,445,733

Total Company stockholders' equity	130,308,066	136,951,327

NONCONTROLLING INTEREST	1,027,464	1,084,237

TOTAL EQUITY	131,335,530	138,035,564

TOTAL LIABILITIES AND EQUITY	$172,739,334	$176,978,065

SMARTHEAT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	THREE MONTHS ENDED MARCH 31,
	2012	2011

Net sales	$6,746,398	$7,892,149
Cost of goods sold	5,074,937	5,330,229

Gross profit	1,671,461	2,561,920

Operating expenses
Selling	2,373,762	1,929,155
General and administrative	4,677,214	3,349,354
Provision for bad debt allowance	2,495,891	1,797,946

Total operating expenses	9,546,867	7,076,455

Loss from operations	(7,875,406)	(4,514,535)

Non-operating income (expenses)
Interest income	48,139	75,334
Interest expense	(282,580)	(130,172)
Financial expense	(51,131)	(20,427)
Foreign exchange transaction loss	(16,345)	(125,100)
Other income	1,162,964	32,705

Total non-operating income (expenses), net	861,047	(167,660)

Loss before income tax	(7,014,359)	(4,682,195)
Income tax benefit	(24,104)	(680,899)

Net loss before noncontrolling interest	(6,990,255)	(4,001,296)
Less: Loss attributable to noncontrolling interest	(57,790)	(47,494)

Net loss to SmartHeat Inc.	(6,932,465)	(3,953,802)

Other comprehensive item
Foreign currency translation gain attributable to SmartHeat Inc.	270,037	1,793,230

Foreign currency translation gain attributable to noncontrolling interest	1,017	-

Comprehensive loss attributable to SmartHeat Inc.	$(6,662,428)	$(2,160,572)

Comprehensive loss attributable to noncontrolling interest	$(56,773)	$(47,494)

Basic weighted average shares outstanding	3,955,774	3,855,194

Diluted weighted average shares outstanding	3,955,774	3,855,194

Basic loss per share	$(1.75)	$(1.03)

Diluted loss per share	$(1.75)	$(1.03)

SMARTHEAT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	THREE MONTHS ENDED MARCH 31,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Loss including noncontrolling interest	$(6,990,255)	$(4,001,296)
Adjustments to reconcile net loss including noncontrolling interest to net cash used in operating activities:
Depreciation and amortization	467,833	366,811
Provision for bad debts	2,063,016	1,797,946
Provision for other receivables	386,536	-
Provision for inventory impairment	126,156	-
Unearned interest on accounts receivable	(26,081)	(27,755)
Stock option expense	19,167	51,085
Changes in deferred tax	(24,760)	(752,593)
(Increase) decrease in current assets:
Accounts receivable	4,966,662	(844,730)
Retentions receivable	542,728	163,638
Advances to suppliers	3,666,981	(4,101,704)
Other receivables, prepayments and deposits	98,927	(4,840,886)
Inventories	(778,158)	(2,877,453)
Taxes receivable	(583,212)	-
Increase (decrease) in current liabilities:
Accounts payable	(3,039,905)	2,270,069
Unearned revenue	89,621	619,602
Taxes payable	(1,155,066)	(2,020,415)
Accrued liabilities and other payables	(177,567)	(1,263,461)

Net cash used in operating activities	(347,377)	(15,461,142)

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in restricted cash	(1,938,601)	753,705
Acquisition of property & equipment	(8,693)	(830,858)
Acquisition of intangible assets	(7,927)	(63,176)
Cash paid for acquisition	-	(13,488,030)
Cash from acquisition of subsidiaries	-	448,849
Notes receivable	833,325	777,259
Advance for equipment purchase	(964,269)	-
Construction in progress	(812,935)	(160,210)

Net cash used in investing activities	(2,899,100)	(12,562,461)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loans	7,927,197	486,086
Cash contribution from noncontrolling interest	-	744,512
Notes payable	(1,307,041)	-
Payment on notes payable	-	(1,342,691)

Net cash provided by (used in) financing activities	6,620,156	(112,093)

EFFECT OF EXCHANGE RATE CHANGE ON CASH & EQUIVALENTS	59,948	307,134

NET INCREASE (DECREASE) IN CASH & EQUIVALENTS	3,433,627	(27,828,562)

CASH & EQUIVALENTS, BEGINNING OF PERIOD	12,419,922	56,806,471

CASH & EQUIVALENTS, END OF PERIOD	$15,853,549	$28,977,909

Supplemental cash flow data:
Income tax paid	$207,724	$1,343,218
Interest paid	$282,456	$141,263